Exhibit 8.1

Significant Subsidiaries

Name	Vessel / Activity	Incorporation	Ownership Percentage
Rig Finance Ltd.	Soehanah	Bermuda	100%
Benmore Shipping Company Limited	Dormant	Cyprus	100%
Newbond Shipping Company Limited	Dormant	Cyprus	100%
Hudson Bay Marine Company Limited	Dormant	Cyprus	100%
Jaymont Shipping Company Limited	Dormant	Cyprus	100%
Front Opalia Inc	Dormant	Liberia	100%
Ariake Transport Corporation	Front Ariake	Liberia	100%
Bonfield Shipping Ltd.	Dormant	Liberia	100%
Front Ardenne Inc.	Front Ardenne	Liberia	100%
Front Baldur Inc.	Everbright	Liberia	100%
Front Brabant Inc.	Front Brabant	Liberia	100%
Front Falcon Corp.	Front Falcon	Liberia	100%
Front Glory Shipping Inc.	Dormant	Liberia	100%
Front Heimdall Inc	Glorycrown	Liberia	100%
Front Saga Inc.	Front Page	Liberia	100%
Front Scilla Inc.	Front Scilla	Liberia	100%
Front Serenade Inc.	Front Serenade	Liberia	100%
Front Splendour Shipping Inc.	Dormant	Liberia	100%
Front Stratus Inc.	Front Stratus	Liberia	100%
Golden Fjord Corporation	Dormant	Liberia	100%
Golden Seaway Corporation	Front Vanguard	Liberia	100%
Golden Sound Corporation	Dormant	Liberia	100%
Golden Tide Corporation	Front Circassia	Liberia	100%
Hitachi Hull # 4983 Corporation	Front Hakata	Liberia	100%
Katong Investments Ltd.	Dormant	Liberia	100%
Millcroft Maritime SA	Dormant	Liberia	100%
Ultimate Shipping Ltd.	Front Century	Liberia	100%
Bolzano Pte Ltd.	Dormant	Singapore	100%
Ship Finance Management AS	Management company	Norway	100%
Ship Finance Management (UK) Limited	Management company	United Kingdom	100%
Ship Finance Management (Bermuda) Ltd.	Management company	Bermuda	100%
Madeira International Corp.	Intermediate holding company	Liberia	100%
SFL Bulk Holding Ltd.	Intermediate holding company	Bermuda	100%
SFL Container Holding Limited	Intermediate holding company	Bermuda	100%
SFL Tankers Holding Limited	Intermediate holding company	Bermuda	100%
SFL Capital I Ltd.	Financing	Bermuda	100%
SFL Capital II Ltd.	Financing	Bermuda	100%
SFL Capital V Ltd.	Dormant	Bermuda	100%
SFL Avon Inc	SFL Avon	Liberia	100%
SFL Hudson Inc	SFL Hudson	Liberia	100%
SFL Yukon Inc	SFL Yukon	Liberia	100%
SFL Sara Inc	SFL Sara	Liberia	100%
SFL Humber Inc	SFL Humber	Liberia	100%
SFL Kate Inc	SFL Kate	Liberia	100%
SFL Clyde Inc	Western Houston	Liberia	100%
SFL Dee Inc	Western Copenhagen	Liberia	100%

SFL Trent Inc	SFL Trent	Liberia	100%
SFL Medway Inc	SFL Medway	Liberia	100%
SFL Spey Inc	SFL Spey	Liberia	100%
SFL Kent Inc	SFL Kent	Liberia	100%
SFL Tyne Inc	SFL Tyne	Liberia	100%
SFL Eden Inc.	Dormant	Liberia	100%
SFL Lea Inc.	Dormant	Liberia	100%
SFL Lune Inc.	Dormant	Liberia	100%
SFL Mersey Inc.	Dormant	Liberia	100%
SFL Tamar Inc	Dormant	Liberia	100%
SFL Europa Inc.	SFL Europa	Marshall Islands	100%
Phoenix Capital Inc.	Financing	Marshall Islands	100%
SFL Sea Bear Inc.	Sea Bear (sold February 2016)	Marshall Islands	100%
SFL Sea Cheetah Limited	Sea Cheetah	Cyprus	100%
SFL Sea Halibut Limited	Sea Halibut	Cyprus	100%
SFL Sea Pike Limited	Sea Pike	Cyprus	100%
SFL Sea Jaguar Limited	Sea Jaguar	Cyprus	100%
SFL Sea Bear Limited	Dormant	Cyprus	100%
SFL Sea Leopard Limited	Sea Leopard	Cyprus	100%
SFL Corte Real Limited	Dormant	Cyprus	100%
Bluelot Shipping Company Limited	Dormant	Cyprus	100%
SFL Chemical tanker Ltd.	Maria Victoria V	Marshall Islands	100%
SFL Chemical tanker II Ltd.	SC Guangzhou	Marshall Islands	100%
SFL Golden Straights Ltd.	Dormant	Bermuda	100%
SFL Golden Island Ltd.	Dormant	Bermuda	100%
SFL Ace I Ltd.	Heung-A Green	Malta	100%
SFL Ace II Ltd.	Green Ace	Malta	100%
SFL Hercules Ltd.	West Hercules	Bermuda	100%
SFL Deepwater Ltd	West Taurus	Bermuda	100%
SFL Linus Ltd	West Linus	Bermuda	100%
SFL Composer Inc.	Glovis Composer	Liberia	100%
SFL Conductor Inc.	Glovis Conductor	Liberia	100%
SFL Loire Inc.	San Felipe	Liberia	100%
SFL Seine Inc.	San Felix	Liberia	100%
SFL Somme Inc.	San Fernando	Liberia	100%
SFL Taurion Inc.	San Francisca	Liberia	100%
SFL Kenai Inc.	Sinochart Beijing	Liberia	100%
SFL Fraser Inc.	Dormant	Liberia	100%
SFL Olden Inc.	Dormant	Liberia	100%
SFL Crolly Inc.	Min Sheng 1	Liberia	100%
SFL Energy Inc.	Front Energy	Marshall Islands	100%
SFL Force Inc.	Front Force	Marshall Islands	100%
SFL Rufina Inc	MSC Arushi R.	Liberia	100%
SFL Rosanna Inc.	MSC Vaishnavi R.	Liberia	100%
SFL Romana Inc.	MSC Julia R.	Liberia	100%
SFL Roberta Inc.	Santa Roberta	Liberia	100%
SFL Ricarda Inc.	Santa Ricarda	Liberia	100%
SFL Rebecca Inc.	Santa Rebecca	Liberia	100%
SFL Rafaela Inc.	Santa Rafaela	Liberia	100%
SFL Victoria Inc.	MSC Vidhi	Liberia	100%
SFL Virginia Inc.	MSC Margarita	Liberia	100%
SFL Panaro Inc.	Intermediate holding company	Liberia	100%
SFL Tagus Inc.	Hull 2842 (newbuilding)	Liberia	100%

SFL Tiber Inc.	Hull 2843 (newbuilding)	Liberia	100%
SFL Otra Inc.	Intermediate holding company	Liberia	100%
SFL Battersea Inc	Battersea	Liberia	100%
SFL Beijing Inc.	Golden Beijing	Liberia	100%
SFL Belgravia Inc.	Belgravia	Liberia	100%
SFL China Inc	KSL China	Liberia	100%
SFL Future Inc	Golden Future	Liberia	100%
SFL Magnum Inc.	Golden Magnum	Liberia	100%
SFL Zheijang Inc.	Golden Zheijang	Liberia	100%
SFL Zhoushan Inc	Golden Zhoushan	Liberia	100%
SFL Samara Inc.	Dormant	Liberia	100%
SFL Tino Inc.	Dormant	Liberia	100%
SFL Dora Inc.	Dormant	Liberia	100%
SFL Mulan Inc.	Dormant	Liberia	100%
SFL Orco Inc.	Dormant	Liberia	100%
SFL Pearl Inc.	Dormant	Liberia	100%
SFL Sarat Inc.	Maersk Sarat	Liberia	100%
SFL Shivling Inc.	Maersk Shivling	Liberia	100%
SFL Skarstind Inc.	Maersk Skarstind	Liberia	100%
SFL Sabine Inc.	Hull 5015 (newbuilding)	Liberia	100%
SFL Trinity Inc.	Hull 5016 (newbuilding)	Liberia	100%
SFL Countress Inc.	Dormant	Liberia	100%